UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2005

Guaranty Federal Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

43-1792717
(I.R.S. employer identification number)

0-23325
(Commission file number)

1341 West Battlefield
Springfield, Missouri 65807
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (417) 520-4333

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INCLUDED INFORMATION

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c) On August 11, 2005, Guaranty Federal Bancshares, Inc. (the "Company") issued a press release announcing the appointment of Carter Peters as Executive Vice President and Chief Operating Officer of the Company and of Guaranty Bank effective August 8, 2005. Prior to joining the Bank, Mr. Peters, age 35 was employed by Southern Missouri Bank in Marshfield, Missouri for approximately two years where he served as Chief Financial Officer. Prior to Southern Missouri Bank Mr. Peters was employed by BKD, LLP for approximately eleven years.

The Bank has agreed to pay Mr. Peters an annual salary of $125,000, which will be reviewed annually, and may be increased, by the Bank. Mr. Peters may also receive a performance bonus in 2006 based on the Bank achieving profit plan and earnings per share growth. There is no written employment agreement between the parties.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number Description

99.1 Press release dated August 11, 2005 (furnished with respect to Item 5.02(c)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guaranty Federal Bancshares, Inc.

By:
/s/ Shaun A. Burke______________
Shaun A. Burke
President and Chief Executive Officer

Date: August 12, 2005